UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 10, 2015

Date of Report (Date of Earliest Event Reported)

TILLY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Whatney

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 609-5599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2015 annual meeting of stockholders (the “Annual Meeting”) of Tilly’s, Inc. (the “Company”), the Company’s stockholders voted on two proposals, as described below. Each of the proposals was described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 29, 2015. The vote totals noted below are final voting results from the Annual Meeting.

Proposal 1

The Company’s stockholders elected the following seven directors for a term of office expiring at the Company’s 2016 annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Hezy Shaked	170,286,144	449,875	1,218,609
Doug Collier	170,445,059	290,960	1,218,609
Daniel Griesemer	170,286,714	449,305	1,218,609
Seth Johnson	170,433,059	302,960	1,218,609
Janet Kerr	170,304,159	431,860	1,218,609
Jason Nazar	170,445,057	290,962	1,218,609
Bernard Zeichner	170,442,057	293,962	1,218,609

Proposal 2

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
171,787,075	16,926	150,627	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: June 11, 2015	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal
	Title:	Vice President, General Counsel and Secretary